UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

ODYSIGHT.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	333-188920	47-4257143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A and 3B, Industrial Park P.O. Box 3030, Omer, Israel	8496500
(Address of principal executive offices)	(Zip Code)

+972 73 370-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 16, 2024, the Board of Directors of Odysight.ai Inc. (the “Board” and the “Company”, respectively) appointed Dr. Carlo Papa to serve as a member of the Board, increasing the number of directors currently serving on the Board to eight. Further, the Board determined that Dr. Papa satisfies the independence requirements of Nasdaq and the Securities and Exchange Commission rules. Below is a description of the relevant business experience for Dr. Papa:

Dr. Carlo Papa has served as Senior Fellow at the Columbia Center on Sustainable Investment at Columbia University since August 2024 and as a member of the Impact Advisory Board of SACE, Italy’s export credit agency, since June 2023. From April 2015 to June 2024, Dr. Papa served as Managing Director of the Enel Foundation, an Italian think-tank, and as Global Head of relationships with academic and research institutions for Enel Group. Dr. Papa has served previously as Chief Innovation Officer at Enel Green Power and has held several positions with the Enel Group, including Chief of Staff of the Chairman’s Office, Head of Business Development for Russia and Ukraine (Power Generation Division) and co-founder of and Investment Manager for Enel Capital Corporate Venture Fund. Dr. Papa currently serves on the board, advisory board or executive committee of Italy’s National PhD in Sustainable Development and Climate Change, the UN’s Council Engineers for Energy Transition and Harambee Africa. Dr. Papa received a BSc in Economics - MSc in Management and Finance from Palermo University in Italy, an EMBA Trium Global Executive from London School of Economics, Stern NYU, HEC Paris and a PhD in Management Engineering from Tor Vergata University in Rome.

Dr. Papa will receive quarterly fees for his service as a director as described in Item 11 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2024.

There are no other arrangements or understandings pursuant to which Dr. Papa was appointed director. There are no family relationships among any of the Company’s directors, executive officers, and Dr. Papa. Except as described above, there are no related party transactions between the Company and Dr. Papa reportable under Item 404 of Regulation S-K.

Certain Compensation Awards

On September 16, 2024, the Board, upon recommendation of its Compensation Committee, approved (i) a cash compensation bonus of NIS 375,000 to Yehu Ofer, the Company’s Chief Executive Officer, and an award to him of 60,000 options to purchase shares of common stock of the Company , (ii) a cash compensation bonus of NIS 60,000 to Einav Brenner, the Company’s Chief Financial Officer, and an award to her of 30,000 options to purchase shares of common stock of the Company, (iii) a cash compensation bonus of NIS 120,000 to Jacob Avinu, the Company’s Senior VP of Product Portfolio, and an award to him of 40,000 options to purchase shares of common stock of the Company, (iv) an award to Ido Molad, the Company’s VP of Research and Development, of 8,000 options to purchase shares of common stock of the Company and (v) an award to Tanya Yosef, the Company’s VP of Finance, of 5,000 options to purchase shares of common stock of the Company. The foregoing options were awarded pursuant to the Company’s 2024 Stock Incentive Plan and have an exercise price of $4.80 per share. So long as the executive continues as a service provider with the Company, the options will vest with respect to one-third of the shares of common stock on the first anniversary of the grant date and, with respect to the balance of the shares of common stock, will vest over two years in eight equal quarterly installments following the first anniversary of the grant date. The options are subject to acceleration of vesting in the event of a change of control of the Company.

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Item 7.01. Regulation FD Disclosure.

On September 20, 2024, the Company issued a press release announcing the appointment of Dr. Papa to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Number	Description
99.1	Press release dated September 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSIGHT.AI INC.

Date: September 20, 2024	By:	/s/ Einav Brenner
	Name:	Einav Brenner
	Title:	Chief Financial Officer

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